Exhibit 10.15

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation and Release Agreement (“Agreement”) is made this 30th day of September, 2014 by and between Henry B. Lowman, Ph.D. (“Executive”) and CytomX Therapeutics, Inc. (“Company”).

WHEREAS, Company and Executive will be separating their employment relationship, and Executive will transition from Chief Scientific Officer, to Consultant Chief Scientific Officer, to a member of Company’s Scientific Advisory Board;

WHEREAS, Company has offered Executive certain separation benefits in exchange for Executive’s commitments set forth in this agreement;

NOW THEREFORE, the parties agree as follows:

1.	Your employment with CytomX Therapeutics, Inc. (“Company”) will terminate effective September 30, 2014 (“Termination Date”). You will be paid all accrued wages including any unused and accrued vacation and benefits through the Termination Date in accordance with applicable law. Your health insurance benefits will terminate on September 30, 2014, unless extended pursuant to paragraph 3 below. You are not required to sign this Separation Agreement and General Release of Claims (“Release Agreement”) to receive accrued wages and benefits.

2.	So long as you execute this Release Agreement and permit it to become effective, following the termination of your employment on September 30, 2014, Company agrees to engage you as the Consultant Chief Scientific Officer (or such other consultant title as Company may deem appropriate in its sole discretion) from the business day after this Release Agreement becomes effective through December 31, 2014, and you hereby accept engagement by Company. During this period, you will obtain direction from Company’s Chief Executive Officer or any other appointed employee of Company on projects as assigned, and be paid $25,008.33 per month to perform these services. In addition, your stock options with Company and your restricted shares of common stock in Company (issued pursuant to your Restricted Stock Repurchase Agreement, signed on December 23, 2010), as outlined in Appendix A to this agreement, shall continue to vest as long as you serve as the Consultant Chief Scientific Officer. Following the termination of your Scientific Advisory Board Consulting Agreement, you shall have 90 days to exercise your options. Your stock options shall otherwise continue to be governed by the terms of the equity plans and award agreements under which they were granted. You agree to execute, and to comply with the terms and conditions of, the Consulting Agreement, which is attached as Exhibit A and incorporated by reference herein as if fully set forth below. If you complete the full term of your engagement as the Consultant Chief Scientific Officer, from the day after this Release Agreement becomes effective through December 31, 2014, you shall be eligible to receive an annual cash bonus, under the terms of your signed Offer of Employment, pro-rated to reflect the term of your employment during the year 2014, from January 1, 2014 through your Termination Date. In addition, Company agrees to appoint you to the Scientific

OFFICE (650) 515-3185 | FAX (650) 351-0353 | 343 Oyster Point Blvd., Suite 100 | South San Francisco, CA 94080 | www.cytomx.com

Advisory Board as of January 5, 2015, and you hereby accept that appointment. You agree to execute, and to comply with the terms and conditions of, the Scientific Advisory Board Consulting Agreement, which is attached as Exhibit B and incorporated by reference herein as if fully set forth below. Company and you agree that section three of your December 23, 2010 Secured Promissory Note is hereby amended as follows

“SECTION 3. PAYMENT OF PRINCIPAL AND INTEREST. Subject to prepayment under Section 5, below, and acceleration under Section 6, below, the principal of and interest on this Note shall be due and payable in full on the earliest of (i) the Seventh Anniversary of the Issue Date, (ii) the sale or disposition of all or any portion of the Pledged Shares, or (iii) the thirtieth day in which the Maker has not provided service to the Holder either as an employee or a consultant.”

Your acceptance and non-revocation of this Release Agreement is a condition precedent to any of the Company’s obligations under this paragraph.

3.	Company is offering you the opportunity to receive separation benefits to which you are not otherwise entitled by executing the general release of claims set forth in this Release Agreement. If you timely sign, date, return this Release Agreement, and allow it to become effective, and so long as you are not in breach of your obligations under this Release Agreement, Company will provide you the following as the sole separation benefits (“Separation Benefits”): If you make a timely election to continue health care coverage for you and, if applicable, your dependents, under the Consolidated Omnibus Budget Reconciliation Act (COBRA), you may submit for reimbursement to Company monthly COBRA premiums you have actually paid for COBRA coverage through December 31, 2014. Thereafter, to the extent provided by the federal COBRA law or state insurance laws, and by Company’s current group health insurance policies, you will be eligible to continue group health insurance benefits at your own expense subject to the limitations imposed by those policies and applicable law. On or after the Termination Date, you will be provided with a separate notice describing the rights and obligations under the applicable state and/or federal insurance laws.

4.	You have twenty-one (21) days from today in which to consider this Release Agreement (the “Review Period”). You may not sign this Release Agreement before your Termination Date. You are advised to consult an attorney regarding this Release Agreement. Once you sign this Release Agreement, return it to Sean McCarthy, 343 Oyster Point Blvd #100, South San Francisco, CA 94080. You may sign this Release Agreement any time after your Termination Date and before the expiration of the Review Period, but should you do so, you waive what is remaining of the Review Period.

5.	You will have an additional seven (7) days after signing the Release Agreement to revoke your acceptance (the “Revocation Period”) by submitting a written statement of revocation to Sean McCarthy, 343 Oyster Point Blvd #100, South San Francisco, CA 94080. If you do not timely revoke your acceptance during the Revocation Period, this Release Agreement will become final and effective. If you submit your signed Release Agreement or revocation by mail, your mailing envelope must be postmarked no later than the submission deadline (unless that day is a Sunday or a holiday, in which event the period is extended to the following day there is mail service). Should you revoke this Release Agreement, then it shall be null and void. This Release Agreement automatically becomes enforceable and effective on the eighth (8th) day after Company has received the Release Agreement signed by you, provided that there has been no timely revocation.

6.	In order to receive the Separation Benefits provided pursuant to paragraph 3, you must have previously returned all of Company’s property in your possession, except that you may use Company’s laptop computer following the Termination Date until such time as Company requests that you return the laptop computer, or the end of your consulting period under the Consulting Agreement, whichever occurs sooner. You agree that immediately after you have ceased providing any services to Company (or earlier if so requested by the Company), you will return to Company all property that belongs to Company, including without limitation, Company’s laptop computer, copies of documents that belong to Company and files stored on your computer(s) that contain information belonging to Company.

7.	The following are the terms of the general release of claims that you accept as part of this Release Agreement:

(a) In consideration of the Separation Benefits that you are receiving as provided in paragraph 3 above, and on behalf of yourself and your heirs, executors, administrators, successors, and assigns, you hereby waive, release, and hold harmless Company, its respective parents, subsidiaries, divisions, units, related companies, each and every past and present member, shareholder, investor, associate, affiliate, predecessor, successor and related entities, and all of their current or former agents, officers, directors, partners, representatives, attorneys, contractors, insurance companies, administrators, successors, assigns, current and former employees, plan administrators, insurers, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and each of them (“Released Parties”), from any and all claims, rights, debts, liabilities, demands, causes of action, obligations, and damages, known or unknown, suspected or unsuspected, arising as of or prior to the date of your signature to this Release Agreement, under federal, state, local, or common law (the “Released Claims”), including but not limited to claims in any way related to your employment with the Released Parties, or the termination of your employment. The laws under which the Released Claims may arise include, but are not limited to, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, as amended, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the California Labor Code, the California Business and Professions Code, all California Wage Orders, the California Fair Employment and Housing Act, the California Family Rights Act, and/or the laws prohibiting discrimination, harassment, and/or retaliation in any state in which you are employed, and any and all federal, state, and local employment laws, as well as any and all common law tort or contract theories under state federal or local laws. The Released Claims also include claims of discrimination or retaliation on the basis of workers’ compensation status, but do not include workers’ compensation claims. Nothing in this Release Agreement shall be construed to affect the Equal Employment Opportunity Commission’s (the “Commission”) or any state agency’s independent right and responsibility to enforce the law, nor does this Release Agreement affect your right to file a charge or participate in an investigation or proceeding conducted by either the Commission or any such state agency, although this Release Agreement does bar any claim that you might have to receive monetary damages in connection with any Commission or state agency proceeding concerning matters covered by this Release Agreement. Execution of this Release Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release Agreement, any claim to indemnity under section 2802 of the California Labor Code, or any other claim that by law may not be released.

(b) You acknowledge that you have been advised by legal counsel that you are by this Release Agreement waiving claims pursuant to California Civil Code Section 1542 or the laws of other states similar hereto, and you expressly waive such rights as quoted below:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

You hereby expressly waive any rights you may have under any other statute or common law principles of similar effect.

(c) You acknowledge and understand that the release of claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. Section 621-634, is subject to special waiver protections under 29 U.S.C. Section 626(f). In accordance with that section, you specifically agree that you are knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA. In particular you acknowledge that you understand that:

(i)	you are not waiving any claims for age discrimination under the ADEA that may arise after the date you sign this Release Agreement and you are not waiving vested benefits, if any;

(ii)	you are waiving rights or claims for age discrimination under the ADEA in exchange for payment described in paragraph 3 above, which is in addition to anything of value to which you are already entitled;

(iii)	you are advised to consult with and have had an opportunity to consult with an attorney before signing this Release Agreement.

8.	You acknowledge and agree that (a) you possess secret, confidential, or proprietary information or trade secrets concerning the operations, future plans, or business methods of Company and (b) you signed as a condition of your employment with the Company, and that you continue to be bound by, the Nondisclosure and Assignment of Inventions agreement, entered into by and between Company and you as of September 2, 2010, which survives your separation from Company, and which obligates you to keep confidential all proprietary information of Company. You agree that the Company would be severely damaged if you used or disclosed this information.

9.	You agree that payment of the Separation Benefits described in paragraph 3 is a benefit that Company is not required to provide to you apart from the provisions of this Release Agreement.

10.

Without in any way limiting your obligations set forth in the Nondisclosure and Assignment of Inventions Agreement, the Consulting Agreement, the Scientific Advisory Board Consulting Agreement, the December 23, 2010 Restricted Stock Repurchase Agreement, and the December 23, 2010 Secured Promissory Note, this Release Agreement sets forth the entire agreement between you and Company regarding its subject matter and supersedes all other written or oral promises or representations about its subject matter. This Release Agreement may not be modified except by a writing signed by both you and an officer of Company. You understand and agree that this Release Agreement shall not be construed at any time or for any purpose as an admission of any liability or wrongdoing by Company.

11.	You agree that the terms of this Release Agreement are a private matter that will not be divulged to others except to your attorneys, tax, financial, or outplacement advisors, or immediate family members, who in turn shall not divulge its contents. If you breach this confidentiality clause, Company shall be entitled to recover appropriate and provable damages in a competent legal forum.

12.	This Release Agreement shall be governed by the statutes and common law of the State of California.

13.	If any provision of this Release Agreement or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Release Agreement and such provision as applied to other person, places, and circumstances shall remain in full force and effect.

14.	You agree not to disparage the Release Parties in any manner likely to be harmful to Company or to any Released Party’s business or personal reputation.

15.	You warrant that you have not filed any lawsuits or administrative claims against any Released Party prior to signing this Release Agreement.

16.	This Release Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS RELEASE AGREEMENT, UNDERSTAND ITS TERMS AND EFFECT, AND AGREE TO IT VOLUNTARILY.

ACCEPTED AND AGREED TO:

Date:	9/30/2014	Signature:	/s/ Henry B. Lowman

		Print Name:	Henry Lowman

Appendix A

CytomX Therapeutics, Inc.

Shareholder Report

As of 09/30/2014

Holder Name Contains Lowman

SSN/Tax ID = Excluded

Holder Details	Class of Stock	Certificate No.	No. of Shares	Effective Date	Issue Reason	Issue Price per Share	Shares Vested	Vesting Name	Vesting Start Date	Date Fully Vested	Legend	Notes
Lowman, Henry B.	COMMON	CS-32-1	4,167	12/23/10	NSO Exercise	$0.0180	0		02/05/10
	COMMON	CS-32-2	12,644	12/23/10	NSO Exercise	$0.0180	0		02/05/10
	COMMON	CS-32-3	4,002,479	12/23/10	ISO Exercise	$0.0180	0		09/22/10
	COMMON	CS-60	8,333	06/20/13	NSO Exercise	$0.0180	0		02/05/10			Option exercised on 6/20/2013 but stock certificate not prepared until 4/1/2014.
	COMMON	CS-61	25,286	06/20/13	NSO Exercise	$0.0180	0		02/05/10			Option exercised on 6/20/2013 but stock certificate not prepared until 4/1/2014.
	COMMON	CS-62	2,001,239	06/20/13	ISO Exercise	$0.0180	0		05/03/11			Option exercised on 6/20/2013 but stock certificate not prepared until 4/1/2014.
	COMMON	CS-63	833,850	06/20/13	ISO Exercise	$0.0180	0		09/14/11			Option exercised on 6/20/2013 but stock certificate not prepared until 4/1/2014.

	Subtotal		6,887,998	[10.97%]			0

Total Outstanding Shares of COMMON			6,887,998				0
GRAND TOTAL			6,887,998				0
Total No. of Shareholders	1

Legends Key

CytomX Therapeutics, Inc.

Personnel Summary

As of 09/30/2014

Holder Name Contains lowman

SSN/Tax ID = Excluded

Holder Details	Plan Name/ Grant Type	Grant No.	Grant Date	No. of Shares Granted	Exercise Price per Share	Vesting Start Date/Key	Early Exercise	Shares Vested	Shares Unvested	Shares Exercised	Shares Subject to Repurchase	Shares Canceled	Shares Outstanding	Shares Outstanding Exercisable	Date Fully Vested
Lowman, Henry B.
	2010 SIP ISO	10-039	12/02/2010	4,002,479	$0.0180	09/22/2010 A	Y	4,002,479	0	4,002,479	0	0	0	0	09/22/2014
	2010 SIP ISO	10-055	05/03/2011	4,002,479	$0.0180	05/03/2011 A	N	3,335,399	667,080	2,001,239	0	0	2,001,240	1,334,160	05/03/2015
	2010 SIP ISO	10-060	09/21/2011	2,001,240	$0.0180	09/14/2011 A	N	1,500,930	500,310	833,850	0	0	1,167,390	667,080	09/14/2014
	2010 SIP NSO	10-024	09/22/2010	45,517	$0.0180	02/05/2010 C*	N	45,517	0	37,930	0	0	7,587	7,587	02/05/2013
	2010 SIP NSO	10-023	09/22/2010	15,000	$0.0180	02/05/2010 C*	N	15,000	0	12,500	0	0	2,500	2,500	02/05/2013
	2010 SIP ISO	10-080	02/26/2013	5,172,210	$0.0150	02/26/2013 G	N	2,155,087	3,017,123	0	0	0	5,172,210	2,155,087	01/31/2017

Total No. of Options				15,238,925

Total No. of SPRs				0				11,054,412	4,184,513	6,887,998	0	0	8,350,927	4,166,414

Subtotal				15,238,925

GRAND TOTAL				15,238,925				11,054,412	4,184,513	6,887,998	0	0	8,350,927	4,166,414
Total No. of Optionholders:

Vesting Schedule Key
A	25% @ 1yr, 1/48th monthly (2010 SIP)
C*	Customized
G	1/48th per month on last day (2011 SIP)

Footnote(s):

The Exercise Price(s) Per Share in this report have been rounded to 4 decimal places for display purposes, although the actual price may be up to 15 decimal places as indicated on the individual security screen.